EXHIBIT 99.1

Data Storage Corporation Provides First Quarter 2026 Business Update

Highlights Strategic Expansion into AI Continuity Infrastructure for Regulated Industries

Conference Call to be Held Today at 11:00 am ET

New York, N.Y., May 15, 2026 (GLOBE NEWSWIRE) — Data Storage Corporation (Nasdaq: DTST) (“DTST” and the “Company”), today provided a business update for the first quarter ended March 31, 2026, highlighting the Company’s strategic initiatives focused on emerging AI infrastructure opportunities and regulated enterprise continuity solutions.

Business Highlights:

●	Launching Sovereign AI Solutions (SaiS): Establishing a wholly owned subsidiary, Sovereign AI Solutions (“SaiS”), focused on developing a purpose-built AI Continuity Control Plane for regulated industries designed to support recovery, validation, and compliance for sovereign AI and AI Factory environments across sectors such as healthcare, financial services, and insurance.

●	Strong Financial Position: Maintained strong financial position with no long-term debt and substantial working capital.

●	Stable Nexxis Operations: Continued stable recurring operations through Nexxis Inc.’s telecom, internet access, VoIP, and SD-WAN services.

●	Evaluation of Strategic Opportunities: Continuing to evaluate strategic partnerships, investments, and acquisition opportunities that enhance shareholder value.

Chuck Piluso, Chief Executive Officer of Data Storage Corporation, commented, “During the first quarter, we continued executing our strategic transformation following the sale of our cloud solutions business in 2025, with a focus on identifying large-scale infrastructure opportunities where we believe regulatory requirements and enterprise AI adoption are creating meaningful long-term demand. As organizations increasingly deploy sovereign AI and AI Factory environments across healthcare, financial services, and insurance sectors, we believe a significant infrastructure gap is emerging around AI recovery, resiliency, validation, and compliance for mission-critical systems.”

“To address this opportunity, we are establishing Sovereign AI Solutions, a wholly owned subsidiary focused on developing a purpose-built AI Continuity Control Plane designed for regulated industries. We believe this initiative positions DTST to participate in a large and rapidly evolving market opportunity while leveraging our experience supporting critical enterprise infrastructure environments.”

“At the same time, Nexxis continues to provide a stable recurring revenue base through its telecom, VoIP, direct internet access, SD-WAN, and data transport services. During the first quarter of 2026, sales from Nexxis increased 10.9% year over year, while gross profit increased 32.1% with gross margin expanding to 53.7% from 45.0% in the prior year period. We believe these results reflect continued demand for our connectivity solutions, increased spending from existing customers, and the operational foundation necessary to support our broader strategic initiatives.”

“Importantly, we are pursuing this strategy from a position of financial strength. With no long-term debt, substantial working capital, disciplined capital deployment, and stable recurring operations, we believe we are well positioned to advance our strategic initiatives while maintaining operational flexibility.”

“Looking ahead, we expect to continue advancing development initiatives associated with SaiS throughout 2026 and anticipate providing additional commercial and operational updates as the platform progresses toward potential customer engagements. We also continue evaluating complementary opportunities, including strategic partnerships, investments, and acquisitions, that we believe may strengthen our long-term positioning while enhancing shareholder value.”

Conference Call

Management will host a business update call today at 11:00 a.m. Eastern Time, to discuss the Company’s financial results for the first quarter of 2026 which ended March 31, 2026, as well as corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free 877-407-9219 for U.S. callers or for international callers +1-412-652-1274. A webcast of the call may be accessed at  DTST Business Update Call or on the Company’s News & Events section of the website,  www.dtst.com/news-events.

A webcast replay of the call will be available on the Company’s website (www.dtst.com/news-events) through November 15, 2026. A telephone replay of the call will be available approximately three hours following the call, through May 22, 2026, and can be accessed by dialing 877-660-6853 for U.S. callers or + 1-201-612-7415 for international callers and entering conference ID: 13760358.

About Data Storage Corporation

Data Storage Corporation (Nasdaq: DTST), through its subsidiary Nexxis Inc., provides VoIP, internet access, SD-WAN, and data transport services as part of its integrated technology solutions platform. The Company is also pursuing strategic initiatives focused on AI continuity infrastructure for regulated industries, including the planned establishment of Sovereign AI Solutions (“SaiS”), which is intended to support recovery, resiliency, and compliance for sovereign AI and AI Factory environments.

DTST continues to evaluate strategic opportunities, including potential investments, partnerships, acquisitions, and other transactions focused on AI infrastructure, cybersecurity, telecommunications, and emerging enterprise technology markets. For more information, visit www.dtst.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and include statements regarding establishing SaiS to develop a purpose-built AI Continuity Control Plane for regulated industries to support recovery, validation, and compliance for sovereign AI and AI Factory environments across sectors such as healthcare, financial services, and insurance; continuing to evaluate strategic partnerships, investments, and acquisition opportunities that enhance shareholder value; identifying large-scale infrastructure opportunities where regulatory requirements and enterprise AI adoption will create meaningful long-term demand; a significant infrastructure gap emerging around AI recovery, resiliency, validation, and compliance for mission-critical systems; the SaiS initiative positioning the Company to participate in a large and rapidly evolving market opportunity while leveraging its experience supporting critical enterprise infrastructure environments; Nexxis continuing to provide a stable recurring revenue base through its telecom, VoIP, direct internet access, SD-WAN, and data transport services; first quarter results reflecting continuing demand for the Company’s connectivity solutions and the operational foundation necessary to support its broader strategic initiatives; being positioned to advance the Company’s strategic initiatives while maintaining operational flexibility; continuing advancing development initiatives associated with SaiS throughout 2026; providing additional commercial and operational updates as the platform progresses toward potential customer engagements; continuing to evaluate complementary opportunities, including strategic partnerships, investments, and acquisitions, to strengthen the Company’s long-term positioning while enhancing shareholder value. While DTST believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to it on the date of this release. These forward-looking statements are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to identify strategic partnerships, investments, and acquisition opportunities that enhance shareholder value; the Company’s ability to identify large-scale infrastructure opportunities where regulatory requirements and enterprise AI adoption will create meaningful long-term demand; the Company’s ability to advance development initiatives associated with SaiS and participate in the AI evolving market opportunity; the Company’s ability to use the demand for its connectivity solutions as the operational foundation necessary to support its broader strategic initiatives; and the Company’s ability to advance its strategic initiatives while maintaining operational flexibility. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8- K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Contact:
Crescendo Communications, LLC
212-671-1020
DTST@crescendo-ir.com

CONSOLIDATED BALANCE SHEETS

	March 31, 2026 (Unaudited)	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$114,622	$1,989,354
Accounts receivable, net of allowance for expected credit losses of $648 at March 31, 2026 and December 31, 2025	29,538	34,605
Escrow funds receivable	1,500,000	1,500,000
Marketable securities	9,571,837	39,004,124
Prepaid expenses and other current assets	398,789	98,843
Total current assets	11,614,786	42,626,926

Property and equipment, net	16,715	16,866
Other long-term assets	121,945	378,682

Total assets	$11,753,446	$43,022,474

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$562,399	$842,473
Payable to purchaser of discontinued operations	—	15,889
Income taxes payable	434,685	1,166,315
Total current liabilities	997,084	2,024,677

Deferred tax liability - non-current	86,445	312,334
Total long-term liabilities	86,445	312,334

Total liabilities	1,083,529	2,337,011

Commitments and contingencies (Note 8)

Stockholders’ equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock, par value $0.001; 250,000,000 shares authorized; 7,792,267 and 2,167,138 shares issued and outstanding at March 31, 2026, respectively; 7,792,267 shares issued and outstanding at December 31, 2025	7,793	7,793
Treasury stock, at cost; 5,625,129 and 0 shares as of March 31, 2026 and December 31, 2025, respectively	(29,821,464)	—
Additional paid-in capital	41,117,566	40,706,616
Retained earnings (accumulated deficit)	(409,161)	222,111
Accumulated other comprehensive loss	—	(14,235)
Total Data Storage Corporation stockholders’ equity	10,894,734	40,922,285
Non-controlling interest in consolidated subsidiary	(224,817)	(236,822)
Total stockholders’ equity	10,669,917	40,685,463
Total liabilities and stockholders’ equity	$11,753,446	$43,022,474

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2026	2025

Sales	$346,707	$312,744
Cost of sales	160,688	171,967
Gross profit	186,019	140,777

Selling, general and administrative	1,472,113	856,915
Loss from operations	(1,286,094)	(716,138)

Interest income	118,385	120,906
Other income	119,215	—
Loss from continuing operations before income taxes	(1,048,494)	(595,232)

(Benefit) provision for income taxes	(280,236)	—
Loss from continuing operations, net of tax	(768,258)	(595,232)
Income from discontinued operations, net of tax	—	621,620
Gain on sale of discontinued operations, net of tax	148,991	—
Income from discontinued operations, net of tax	148,991	621,620
Net (loss) income	(619,267)	26,388
Less: net income attributable to non-controlling interest of consolidated subsidiary	12,005	2,310

Net (loss) income attributable to common stockholders	$(631,272)	$24,078

Loss per share from continuing operations – basic	$(0.25)	$(0.08)
Loss per share from continuing operations – diluted	$(0.25)	$(0.08)
(Loss) earnings per share from discontinued operations – basic	$(0.05)	$0.09
(Loss) earnings per share from discontinued operations – diluted	$(0.05)	$0.09
(Loss) earnings per share attributable to common stockholders – basic	$(0.20)	$0.00
(Loss) earnings per share attributable to common stockholders – diluted	$(0.20)	$0.00
Weighted average number of shares – basic	3,104,660	7,077,913
Weighted average number of shares – diluted	3,104,660	7,077,913

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2026	2025
Cash Flows from Operating Activities:
Loss from continuing operations, net of tax	$(768,258)	$(595,232)
Net income from discontinued operations, net of tax	148,991	621,620
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	554	530
Stock based compensation	561,408	136,600
Change in fair value of warrant liability	(150,458)	—
Change in fair value of investment	31,243	—
Deferred taxes	(225,889)	—
Provision for credit losses	—	6,655
Changes in Assets and Liabilities:
Accounts receivable	5,067	(61,856)
Prepaid expenses and other assets	(74,855)	(56,817)
Accounts payable and accrued expenses	(281,728)	(189,028)
Income taxes payable	(1,024,137)	—
Changes in assets and liabilities of discontinued operations	—	(962,279)
Net cash used in operating activities	(1,778,062)	(1,099,807)
Cash Flows from Investing Activities:
Capital expenditures	—	(1,156)
Purchase of marketable securities	(128,113)	(120,906)
Sale of marketable securities	29,560,400	975,000
Cash used in investing activities of discontinued operations	—	(66,363)
Net cash provided by investing activities	29,432,287	786,575
Cash Flows from Financing Activities:
Share repurchases in connection with Tender Offer	(29,528,957)	—
Cash used in financing activities of discontinued operations	—	(51,520)
Net cash used in financing activities	(29,528,957)	(51,520)

Effect of exchange rates on cash	—	212

Decrease in cash and cash equivalents	(1,874,732)	(364,540)

Cash and cash equivalents, beginning of period	3,489,354	1,070,097

Cash and cash equivalents, end of period	$1,614,622	$705,557

Reconciliation to consolidated balance sheets:
Cash and cash equivalents	$114,622	$705,557
Escrow funds receivable	1,500,000	—
Cash, cash equivalents, and restricted cash	$1,614,622	$705,557

Supplemental cash flow disclosures:
Cash paid for interest	$—	$489
Cash paid for income taxes	$1,024,137	$—
Non-cash investing and financing activities:
Reclassification of warrants from equity to liability	$300,533	$—
Tender offer costs included in income taxes payable	$292,507	$—
Receivable due from Buyer (Note 3)	$225,937	$—